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                                                                   Exhibit 10.21
                              MASTER LOAN AGREEMENT

     This MASTER LOAN AGREEMENT (this "Agreement"), dated as of the 3rd day of November, 2000 is made by and between Red Robin International, Inc., a Nevada corporation ("Debtor"), whose address is 5575 DTC Parkway, Suite 110, Englewood, CO 80111 and General Electric Capital Business Asset Funding Corporation ("GE Capital") whose address is 10900 NE 4th Street, Suite 500, Bellevue, WA 98004, mailing address C-97550, Bellevue, WA 98009. GE Capital and Debtor may from time to time enter into written agreements in the form of security agreements and promissory notes pursuant to which GE Capital will make certain secured loans to Debtor. To facilitate such transactions, GE Capital and Debtor are entering into this Agreement, the terms and provisions of which shall be incorporated by reference in each such security agreement and promissory note.

     NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Debtor and GE Capital hereby agree as follows:

     1. Security Agreement. If GE Capital agrees from time to time to make a
        ------------------
loan or loans when requested by Debtor, Debtor shall execute and deliver to GE Capital a security agreement ("Security Agreement") granting GE Capital a security interest in the particular collateral more particularly described in the Security Agreement (the "Collateral") to be pledged as security for such loan and if so indicated in the Security Agreement, as security for all other debts or obligations of Debtor to GE Capital now existing or hereafter arising, setting forth the particulars of the transaction, including, without limitation, the amount of each loan (the "Loan Amount") and the final date on which the loan proceeds will be available for each funding (the "Outside Funding Date"). The Loan Amount, the Outside Funding Date, and other relevant information may be specified in a schedule or schedules from time to time attached to and made a part of a Security Agreement in order to facilitate future advances secured by the Collateral described in the Security Agreement. In the absence of a signed Security Agreement, this Agreement shall not constitute a loan agreement or a commitment by either party to enter into a loan.

     2. The Borrowing. Subject to the terms and conditions herein stated, GE
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Capital agrees from time to time during the term of this Agreement to make an interim loan or loans (the "Interim Loan") to Debtor, and/or a term loan or loans (the "Term Loan") to Debtor. (Hereinafter, the Interim Loan and Term Loan are sometimes collectively referred to as the "Loan"). The Interim Loan proceeds will be disbursed as partial advances of the Loan Amount as requested by Debtor. At the earliest to occur of (i) funding by GE Capital of the total Loan Amount,
(ii) the Outside Funding Date, or (iii) such other date as may be mutually agreed by the parties (such earliest date hereinafter referred to as the "Closing Date"), the Term Loan will be made by renewing, on the terms and conditions hereinafter set out, the then outstanding Interim Loan principal balance. Alternatively the Loan may be structured solely as a Term Loan pursuant to Section 5 hereof, without a prior Interim Loan.

     3. Manner of Borrowing on Interim Loan. Debtor shall give GE Capital at
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least five (5) days' notice, in the form of a request for the advance of loan proceeds (the "Request"), specifying the date on which any portion of the Interim Loan is to be borrowed. Each Request shall be accompanied by an original copy of the invoice or invoices for equipment to be paid from the Interim Loan proceeds. Such notice shall constitute a representation and warranty by Debtor that as of the date of the notice, no event of default or event that, with the lapse of time or the giving of notice or both, would constitute an event of default, has occurred and is continuing. Subject to the conditions heretofore stated and stated in the Security Agreement, GE Capital will disburse the Loan Amount to the invoicing party, or if Debtor shall have paid the amount of such invoice, GE Capital shall reimburse Debtor for the Loan Amount upon receipt from Debtor of proof of payment.

     4. Payment of Interim Loan Principal and Interest. The outstanding
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principal balance of the Interim Loan, together with all accrued interest thereon, at the rate set forth in the Interim Note, if any, is payable in full on the Closing Date. If on the Closing Date the Term Loan is made, the outstanding principal balance of the Interim Loan will be deemed paid in full with the proceeds from the Term Loan, and the amount of such proceeds shall constitute the beginning balance of the Term Loan.

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     5. Manner of Borrowing on Term Loan. Upon satisfaction of all conditions
        --------------------------------
herein stated, and upon payment by Debtor of all accrued but unpaid interest on the Interim Loan, if any, GE Capital shall, on the Closing Date, make the Term Loan by either (i) renewing the Interim Loan on the terms herein set forth, or
(ii) disbursing loan proceeds as instructed by Debtor, or (iii) a combination of
(i) and (ii). Upon receipt of a request therefore, and upon satisfaction of all conditions herein stated, and upon credit approval by GE Capital, which approval shall be in GE Capital's sole discretion, GE Capital may make additional Term Loans to Debtor, as reflected in the terms of an additional Term Note and, if required, a new Security Agreement, executed by Debtor and delivered to GE Capital. Repayment of such additional Term Loan(s) shall be in accordance with the terms of the related Term Note, Security Agreement and this Agreement.

     6. Payment of Principal and Interest on Term Loan. Principal and interest
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on each Term Loan shall be payable in accordance with the terms and conditions of the related Term Note. Each payment installment shall be applied first to accrued but unpaid interest, with the balance being applied in reduction of the outstanding principal. Payments are deemed paid when received by GE Capital.

     7. Promissory Notes. Each Interim Loan shall be evidenced by and repayable
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with interest in accordance with one or more promissory note(s) of Debtor (the
"Interim Note") payable to the order of GE Capital. Each Term Loan shall be evidenced by and repayable with interest in accordance with one or more promissory note(s) of Debtor (the "Term Note") payable to the order of GE Capital in the principal amount of the Term Loan. (The Interim Note and the Term Note are herein sometimes each called a "Note" and collectively the "Notes").

     8. Conditions Precedent. GE Capital's obligation to make any loan
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contemplated hereunder is subject to receipt of all documents that GE Capital may reasonably request to establish the consummation and enforceability of this Agreement. Such documents may include, but are not necessarily limited to, certified resolutions, legal opinions, personal and corporate guarantees, Uniform Commercial Code financing statements, landlord and mortgagee waivers, evidence of insurance and sales agreements or purchase orders.

     9. Limitation on Interest. It is the intent of the parties to this
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Agreement to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in this Agreement, the Notes or in any other agreement or document executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money at a rate in excess of the maximum interest rate permitted to be charged by applicable law from time to time in effect.

     10. Debtor's Warranties. Debtor represents and warrants to GE Capital, as
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of the date of execution of this Agreement and as of the date of execution of any Note and any Security Agreement, that the execution, delivery and performance of this Agreement, the Note and the Security Agreement, respectively, will not result in a default or acceleration of any obligation under any agreement, order, decree or judgment to which it is a party or by which it is bound, nor is it now in default under any of the same; there is no litigation or proceeding pending or threatened against it which may have a materially adverse effect on Debtor or which would prevent or hinder the performance by it of its obligations hereunder; this Agreement and the attendant documents constitute the legal and valid obligations of Debtor, binding and enforceable against it in accordance with their respective terms; no action by or with any commission or administrative agency is required in connection herewith; other than those which have been obtained or waived, no consent of any third party is required in order for Debtor to execute, deliver and perform its obligations under this Agreement and the attendant documents; Debtor has the power to own its assets and to transact business in which it is engaged; and Debtor will give GE Capital prompt notice of any change in its name, identity or structure.

     11. Use. Debtor agrees that the Collateral will be used solely in the
         ---
conduct of Debtor's business and will at all times remain in the possession and control of Debtor at the location(s) specified in the Security Agreement(s) and will not be removed without GE Capital's prior written consent. Debtor promises that the Collateral at all times will be used and operated under and in compliance with the laws of the jurisdiction in which the Collateral is located and in compliance with all lawful acts, rules and regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, except that

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Debtor may in good faith and by appropriate proceedings contest the application of any such rule, regulation or order in any reasonable manner that will not adversely affect GE Capital's security interest in any Collateral or subject the same to forfeiture or sale. Debtor will not permit any Collateral to be subject to any lien, charge or encumbrance except that of GE Capital and will keep the Collateral free and clear of any and all liens, charges, encumbrances, and adverse claims. Debtor will not sell, lease, rent, or otherwise dispose of any item of Collateral without the prior written consent of GE Capital.

     12. Maintenance and Improvement. Debtor shall at all times, at its own
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expense, keep the Collateral in good and efficient working order, condition and repair, ordinary wear and tear excepted, and shall make all inspections and repairs regularly required by law, regulation or insurance policy. Debtor shall also make any alterations, improvements or additions to the Collateral that are required by law or regulation. Any alterations, improvements, or additions to shall be made at the expense of Debtor, shall constitute accessions to the Collateral and shall be subject to GE Capital's security interest.

     13. Loss and Damage. Debtor shall bear the risk of damage, loss, theft, or
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destruction, partial or complete, of the Collateral from whatsoever source arising, whether or not such loss or damage is covered by insurance, except that while Debtor is not in default, GE Capital agrees to apply toward payment of obligations of Debtor under this Agreement, insurance proceeds payable to GE Capital by reason of such damage, loss, theft, or destruction. In the event of any damage, loss, theft, or destruction, partial or complete, of any material item over $50,000.00 of Collateral, Debtor shall promptly notify GE Capital in writing and at the option of GE Capital (a) repair or restore the Collateral to good condition and working order, or (b) replace the Collateral with similar equipment in good repair, condition and working order, or (c) pay GE Capital, in cash, an amount equal to the unamortized cost for that item and all other amounts then due and owing under this Agreement, and upon payment of that amount, this Agreement shall terminate with respect to that item only, and GE Capital will release its interest in that item.

     14. Insurance. Debtor shall procure and continuously maintain and pay for
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(a) all risk physical damage insurance covering loss or damage to the Collateral for not less than the full replacement value thereof naming GE Capital as additional insured and loss payee, and (b) bodily injury and property damage combined single limit liability insurance in an amount not less than One Million Dollars ($1,000,000) for each location at which any of the Collateral is located, with such insurance companies and pursuant to such contracts or policies and with such deductibles as are reasonably satisfactory to GE Capital. All contracts and policies shall include provisions for the protection of GE Capital notwithstanding any act or neglect of or breach or default by Debtor, shall provide for payment of insurance proceeds to GE Capital, shall provide that they may not be modified, terminated or canceled unless GE Capital is given at least twenty (20) days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Debtor or GE Capital notwithstanding any other coverage carried by GE Capital or Debtor protecting against similar risks. Debtor shall promptly notify any appropriate insurer and GE Capital of each and every occurrence which reasonably may be expected to become the basis of a claim or cause of action against the insured and provide GE Capital with all data pertinent to such occurrence. Debtor shall furnish GE Capital with certificates of such insurance or copies of policies upon request and shall furnish GE Capital with renewal certificates not less than thirty (30) days prior to the renewal date. Proceeds of all insurance are payable first to GE Capital the extent of its interest.

     15. Taxes. Debtor agrees to pay all taxes, assessments and other
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governmental charges of whatsoever kind and character by whom payable on or relating to any item of Collateral or the sale, ownership, use, shipment, transportation, delivery or operation thereof or payable in respect to any obligation of Debtor. Upon receipt of a request therefor from GE Capital, Debtor will submit written evidence of payment of the obligations enumerated in this section.

     16. Financial Data. During the term of this Agreement Debtor will provide
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GE Capital with balance sheets and income statements within forty-five (45) days after the close of each fiscal quarter, or more frequently if requested, as provided to Debtor's franchisor, and CPA prepared financial statements, including balance sheets and income statements of Red Robin International, Inc. on a consolidated basis, within ninety (90) days after the close of each fiscal year. Debtor warrants that any such financial statement shall be a full, true and correct statement of Debtor's financial condition on the stated dates.
Debtor shall also provide GE Capital with

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personal financial statements and tax returns of any guarantor on an annual basis, and such information concerning its business as GE Capital may reasonably request.

     17. General Indemnity. Debtor will defend, indemnify and hold harmless GE
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Capital from and against any claim, cause of action, damage, liability, cost or expense (including but not limited to legal fees and costs) which may be assessed against or incurred in any manner by or for the account of Debtor or GE
Capital: (i) relating to the Collateral or any part thereof, including without limitation the manufacture, construction, purchase, delivery, acceptance or rejection, installation, alteration, ownership, sale, leasing, removal or return of the Collateral, or as a result of the use, maintenance, repair, replacement, operation or the condition thereof (whether defects are latent or discoverable);
(ii) by reason or as a result of any act or omission of Debtor for itself or as agent or attorney-in-fact for GE Capital hereunder; (iii) as a result of claims for patent, trademark or copyright infringement; or (iv) as a result of product liability claims or claims for strict liability.

     18. GE Capital's Expenditures. GE Capital may at its option provide
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insurance, pay taxes, and make other expenditures reasonably necessary to protect GE Capital or the Collateral if Debtor should fail to perform any covenant of this Agreement. Debtor will, on demand, reimburse GE Capital for all such expenditures, together with interest thereon from the date of such expenditure until fully reimbursed at the rate of two percent (2%) per month on the outstanding balance of such expenditures or the highest rate permitted by law, whichever is less.

     19. Events of Default and Remedies.
         ------------------------------
          a.   Events of Default. Each of the following shall constitute an
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               Event of Default hereunder and a default under any Security
               Agreement and Note executed in connection herewith:
               i. Failure to perform the covenants set forth in Section 14 (Insurance) or breach of the covenants set forth in Section 20 (due on sale of franchise), which failure shall continue for ten (10) days following Debtor's receipt of notice of such failure, or
               ii. Failure to pay any installment due under any Note or failure to pay any other monetary obligation owed by Debtor or any affiliate of Debtor at any time to GE Capital, which failure shall continue for more than ten (10) days, or
               iii. Failure to perform any other covenant contained in this
                    Agreement, which failure shall continue for thirty (30) days following Debtor's receipt of notice of such failure, or
               iv. Default with respect to any other obligations of Debtor to GE Capital under any other transactions, debts, undertakings or agreements or with respect to any other transactions, debts, undertakings or agreements of Debtor to any other party, or
               v. If any representation or warranty made by Debtor herein or in any statement or certificate furnished by Debtor in connection with this Agreement or any related agreement proves untrue in any material respect as of the date of making thereof, and shall not be made good within thirty
                    (30) days after written notice thereof to Debtor, or Debtor becomes insolvent or is generally not paying its debts as they become due or makes an assignment for benefit of creditors, or
               vi. Proceedings are commenced by Debtor under the Federal Bankruptcy Code or any similar Federal or State laws for the relief of debtors, or proceedings are commenced against debtor and are not dismissed within thirty (30) days after such commencement, or a trustee or receiver is appointed for Debtor or a major part of its property and is not discharged within thirty (30) days after such appointment, or
               vii. Any item of Collateral is seized or levied on under legal or governmental process against Debtor or against such item of Collateral or for any reason GE Capital deems itself insecure, or
               viii. Any merger, consolidation, reorganization, conversion to
                    "S" corporation status or dissolution of a corporate, partnership or company Debtor, which has a materially adverse effect upon GE Capital's position under this Agreement.

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          b.   Remedies. The occurrence of any Event of Default shall terminate
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               any obligation on the part of GE Capital to advance additional loan proceeds. When the Event of Default has occurred and is continuing, GE Capital at its option may:
               i. Proceed by appropriate court action to enforce performance by Debtor of this Agreement, the Security Agreement(s) and the Notes or to recover damages for breach thereof, and/or
               ii. Without notice or demand declare immediately due and payable the entire unamortized portion of any and all Notes executed in connection herewith plus accrued interest and any other amounts then due hereunder; and thereupon GE Capital shall have an immediate right to pursue all remedies provided by law, including, without limitation, the following:
                    (a). Debtor agrees to put GE Capital in possession of the
                         Collateral on demand;
                    (b). GE Capital is authorized to enter any premises where
                         any Collateral is situated and take possession thereof without notice or demand and without legal proceedings;
                    (c). At GE Capital's request, Debtor will assemble the
                         Collateral and make it available to GE Capital at a place designated by GE Capital which is reasonably convenient to both parties;
                    (d). Debtor agrees that ten (10) days from the time notice is sent shall be a reasonable period of notification of a sale or other disposition of the Collateral;
                    (e). Debtor agrees to pay on demand the amount of all
                         expenses reasonably incurred by GE Capital in protecting or realizing on the Collateral;
                    (f). If GE Capital disposes of the Collateral, Debtor agrees to pay any deficiency remaining after application of the net proceeds to the amounts due hereunder and under the Notes.

     If upon the occurrence of an Event of Default, GE Capital brings suit or otherwise incurs expenses for protection of GE Capital's rights, Debtor will pay GE Capital its legal fees, in a reasonable amount, together with GE Capital's collection expenses and court costs. In addition, from and after an Event of Default, Debtor shall be liable for interest on amounts due GE Capital hereunder at the rate of six (6%) percent over the rate payable by Debtor under the Term or Interim Notes then in effect; ("Default Interest") provided however, that Debtor shall not be assessed a late charge (as set forth in the Term and Interim Notes) during such period of time that Default Interest is accruing against Debtor as herein stated. The remedies herein provided in favor of GE Capital shall not be deemed to be exclusive but shall be cumulative and in addition to all other remedies available at law or equity.

     20. Inspection. GE Capital, its employees or agents, shall at all times
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during normal business hours have the right to enter the premises where the
Collateral may be located for the purpose of inspecting and examining the Collateral to insure Debtor's compliance with its obligations hereunder. Inspections conducted by GE Capital shall be for its own benefit and shall not be relied on by Debtor or any third parties.

     21. Personal Property. No item of Collateral will be attached or affixed to
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realty or any building without GE Capital's prior knowledge and the written consent and waiver, in form and substance acceptable to GE Capital, of the landlord and the mortgagee, if any, of the real property to which the Collateral is proposed to be attached or affixed.

     22. Notices. Except for any notice required under applicable law to be
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given in another manner, any notices required hereunder shall be in writing and shall be given by mailing such notice by certified mail or by sending such notice by Federal Express or other nationally recognized courier, addressed to GE Capital at: 10900 N.E. 4th Street, Suite 500, Bellevue, Washington 98004 (mailing address: C-97550, Bellevue, WA 98009) and to Debtor at: 5575 DTC Parkway, Suite 110, Englewood, CO 80111, Attn: Legal Department, with a copy to the Attn: CFO, or to such other address as either party may from time to time specify in writing to the other. Notices so mailed or sent shall be deemed given on the date shown on the return receipt or courier's records as the date of delivery or first attempted delivery.

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     23. Further Instruments. From time to time, Debtor will execute such
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further instruments as GE Capital may reasonably require in order to protect, preserve and maintain the security interest granted in connection herewith.

     24. Authorization to Insert. Debtor authorizes GE Capital to insert in the
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spaces provided herein, and in any Security Agreement or Note executed in connection herewith, dates, models, serial numbers, loan numbers and other pertinent data relative to the proper identification of Debtor, the Collateral or this Loan.

     25. Survival. All representations, warranties, covenants, and agreements of
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Debtor shall survive the execution and delivery of this Agreement or any other agreements or documents executed in connection herewith, and the performance of this Agreement.

     26. Assignment. Debtor may not assign or transfer any rights under this
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Agreement or to the Collateral without GE Capital's prior written consent, except to an affiliate of Debtor or Red Robin International, Inc.

     27. Joint and Several. The obligations of all Debtors hereunder shall be
         -----------------
both joint and several.

     28. Non-Waiver. This Agreement, the Security Agreement(s) and the Notes
         ----------
comprise the entire agreement between GE Capital and Debtor with respect to the Collateral, and any amendments thereto shall be only in a writing executed by both parties. No delay or failure by GE Capital shall constitute a waiver or otherwise affect or impair any right, power or remedy available to GE Capital nor shall any waiver or indulgence by GE Capital or any partial or single exercise of any right, power or remedy preclude any other or further exercise thereof. The exercise of any right, power or remedy shall in no event constitute a waiver or cure of any default under this Agreement or prejudice GE Capital in the exercise of any right hereunder unless in the exercise of such right all obligations of Debtor under this Agreement are fully performed.

     29. Governing Law. This Agreement, the Security Agreement(s) and the
         -------------
Note(s) shall be governed by and construed according to the laws of the State of Washington.

General Electric Capital                  Red Robin International, Inc.
Business Asset Funding Corporation


By: /s/ Dawn Peretti                      By: /s/ Jim McCloskey
    -----------------------------------       ----------------------------------
Title: Dawn Peretti, Vice President       Title: Jim McCloskey, CFO

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